UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 19, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1 1786 PB Den Helder, The Netherlands
(Address of principal executive offices)

+31 (0)22 367 0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As part of its initial public offering in August 2013, Frank’s International N.V. (the “Company”) issued 52,976,000 shares of Series A convertible preferred stock of the Company (the “Preferred Stock”) to Mosing Holdings, Inc., a Delaware corporation and affiliate of the Company with Mosing family entities as its shareholders (“MHI”). Under the Company’s Amended Articles of Association, upon the written election of MHI, each Preferred Share, together with a unit in Frank’s International C.V. (“FICV”), a subsidiary of the Company, is convertible into a share of the Company’s common stock on a one-for-one basis.

On August 19, 2016, the Company received notice from MHI exercising its right to exchange (the “Exchange Right”) for an equivalent number of each of the following securities for common shares: (i) 52,976,000 Preferred Shares and (ii) 52,976,000 units in FICV. The Company expects to issue 52,976,000 common shares to MHI on August 26, 2016. Once the preferred conversion transaction is closed, there will be no remaining issued Preferred Shares and the Mosing family will beneficially own approximately 173,848,963 common shares of the Company.

The issuance of the common shares to MHI in connection with the exercise of the Exchange Right was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: August 25, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary